UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

 Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Oak Grove Avenue Suite 100 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 606-7910

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 14, 2024, Oruka Therapeutics, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Special Meeting, together with the final tally of the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 18, 2024.

Proposal 1: Approval of Conversion of Series A Preferred Stock to Common Stock

The Company’s stockholders approved the issuance of shares of the Company’s common stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, issued in September 2024. The tabulation of votes on this matter was as follows:

Shares voted for:	30,598,476
Shares voted against:	6,026
Shares abstaining	1,089

There were no broker non-votes for this proposal.

Proposal 2: Approval of an Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies

The Company’s stockholders approved an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. The tabulation of votes on this matter was as follows:

Shares voted for:	29,294,720
Shares voted against:	1,309,805
Shares abstaining	1,066

There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: November 18, 2024